EXHIBIT 10.1
                                                                    ------------


                                MERGER AGREEMENT

MERGER AGREEMENT, dated as of February 20, 2007 (this "Agreement"), by and among Empire Minerals Corp. (formerly named Xacord Corp., a Delaware corporation ("Xacord"), Xacord Acquisitions Sub Corp., a Nevada corporation and a wholly-owned subsidiary of Xacord ("Sub") and Empire Gold Corp. a Nevada corporation ("Empire"). Each of Xacord, Sub and Empire is sometimes referred to herein as a "Party," and together they are sometimes referred to herein as the "Parties."

                                   WITNESSETH:
                                   -----------

     WHEREAS, the respective Boards of Directors of Xacord, Sub and Empire have determined that it is advisable and in the best interests of the respective corporations and their shareholders that Sub be merged with and into Empire in accordance with Chapter 92A of Title 7 of the Nevada Revised Statutes (the "NRS") and the terms of this Agreement pursuant to which Empire will be the surviving corporation and will be a wholly owned subsidiary of Xacord (the "Merger")

     WHEREAS, pursuant to the Merger and, in connection therewith, each issued and outstanding share of common stock, par value $.001 per share, of Empire ("Empire Common Stock" or "Empire Shares"), other than `Dissenting Shares', as hereinafter defined, will be converted into shares of common stock, $.0001 par value per share, of Xacord ("Xacord Common Stock" or "Xacord Shares"), in accordance with the provisions of Article II of this Agreement;

     WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a tax free reorganization under the provisions of Section 368 of the United States Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, Xacord, Sub and Empire desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

     WHEREAS, Empire has issued warrants and has, or may have after the Effective Date, obligations to issue additional warrants ("Empire Warrants"), as set forth in Exhibit A; and

     WHEREAS, Xacord, effective January 12, 2007 (January 22, 2007 for trading purposes), has: (i) Changed its name to Empire Minerals Corp.; and, (ii) effected a 20 for 1 reverse stock split ("Pre-Merger Amendment").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE I
                                    ---------
                                   THE MERGER
                                   ----------

     Section 1.1 The Merger. At the `Effective Time,' as hereinafter defined, subject to the terms and on the conditions of this Agreement and in accordance with applicable provisions of Chapter 92A - Mergers, Conversions, Exchanges and Domestications of the NRS, Sub shall be merged with and into Empire and the separate corporate existence of Sub shall cease. Empire shall continue as the surviving corporation (the "Surviving Corporation") in the Merger, and as of the Effective Time shall be a wholly-owned subsidiary of Xacord and continue to exist as a corporation organized under the NRS.

     Section 1.2 The Closing: Effective Time. The consummation of the Merger shall be effected as promptly as practicable, but in no event more than three business days after the satisfaction or waiver of the conditions set forth in
Article VII of this Agreement, and the parties hereto will cause a copy of the Articles of Merger, in the form required by NRS, to be properly completed consistent with the terms hereof (the "Articles of Merger"), and to be executed, delivered and filed with the Secretary of State of the State of Nevada in accordance with the NRS (the "Closing Date"). The Merger shall become effective immediately upon the filing of such Articles of Merger with the Secretary of State of the State of Nevada. The date and time on which the Merger shall become effective is referred to herein as the "Effective Time" or "Effective Date".

     Section 1.3 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Sub or the Surviving Corporation, all such deeds, bills of sale, assignments and assurances and to take and do in the name and on behalf of each such corporation, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

     Section 1.4 Surviving Corporation; Articles of Incorporation; By-Laws; Officers; and Directors. Unless otherwise agreed to by Xacord and Empire prior to the Closing, at the Effective Time:

         (a) the Articles of Incorporation of Empire as in effect immediately prior to the Effective Time with such changes as shall be acceptable to Empire shall be, at and after the Effective Time, the Articles of Incorporation of the Surviving Corporation (the "Articles of Incorporation") until further altered, amended or repealed in accordance with the Articles of Incorporation or applicable law;

         (b) the by-laws of Empire as in effect immediately prior to the Effective Time with such changes as shall be acceptable to Empire shall be, at



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


and after the Effective Time, the by-laws of the Surviving Corporation until further altered, amended or repealed in accordance with the Articles of Incorporation, such by-laws or applicable law; and

         (c) the officers and directors of the Surviving Corporation from and after the Effective Time shall be the officers and directors of Empire until their successors are elected or appointed and qualified or until their earlier resignation or removal.

                                   ARTICLE II
                                   ----------
                                  CAPITAL STOCK
                                  -------------

     Section 2.1 Treatment of Capital Stock. The manner and basis of converting shares of Empire Common Stock and shares of common stock, no value per share, of Sub ("Sub Common Stock"), by virtue of the Merger and without any action on the part of Empire, Sub, Xacord or any holder thereof, shall be as set forth in this
Article II.

     Section 2.2 Conversion of Empire Common Stock. (a) At the Effective Time, each share of Empire Common Stock issued and outstanding immediately prior to the Effective Time (excluding Dissenting Shares), and all rights in respect thereof, shall forthwith cease to exist and shall be converted into the right to receive one share of validly issued, fully paid and nonassessable shares of Xacord Common Stock (the "Exchange Ratio").

         (b) Except as otherwise provided herein, commencing immediately after the Effective Time, each certificate (a "Certificate") which, immediately prior to the Effective Time, represents issued and outstanding shares of Empire Common Stock (other than Dissenting Shares) shall evidence the right to receive shares of Xacord Common Stock on the basis set forth in Section 2.2(a) and associated dividends or distributions, if any, pursuant to Section 2.5(a) hereof. No fractional shares shall be issued and all fractional shares shall be rounded up to the next whole share.

     Section 2.3 Issuance of New Xacord Warrants. At the Effective Time, each Empire Warrant shall be exchanged for or represent the right to receive options or stock purchase warrants to purchase shares of Xacord Common Stock based on the Exchange Ratio (the "Xacord New Warrants"). The aforesaid additional Xacord Shares and Xacord New Warrants shall be authorized and created as a condition to the Closing of this Agreement. The Xacord New Warrants shall have the same terms, rights, conditions and privileges as the Empire Warrants.

     Section 2.4 Conversion of Sub Common Stock. At the Effective Time, each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall forthwith cease to exist and shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     Section 2.5 Exchange Procedures. (a) As soon as reasonably practicable after the Effective Time, Xacord shall mail to each record holder of a Certificate, as of immediately prior to the Effective Time, (i) a letter of transmittal which (x) shall specify that delivery of such Certificate shall be effected, and risk of loss and title to such Certificate shall pass, only upon delivery thereof to Xacord and (y) shall be in such form and have such other provisions as Xacord shall reasonably specify, and (ii) instructions for effecting the surrender of such Certificate for a certificate representing shares of Xacord Common Stock as provided in this Xacord/Empire Merger Agreement 4 Article II. Commencing immediately after the Effective Time, upon the surrender to Xacord of one or more Certificates, together with a duly executed and completed letter of transmittal and all other documents and materials required by Xacord to be delivered in connection therewith, the holder thereof shall be entitled to receive a certificate or certificates representing the number of shares (whole and/or fractional) of Xacord Common Stock into which the shares of Empire Common Stock which immediately prior to the Effective Time were represented by such surrendered Certificate or Certificates shall have been converted pursuant to the provisions of Section 2.2. Unless and until a Certificate is so surrendered, no dividend or other distribution, if any, payable to the holders of record of shares of Xacord Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such Certificate in respect thereof or in respect of the Xacord Common Shares into which such Certificate is exchangeable. Except as otherwise provided herein, upon the surrender of a Certificate, the record holder of the certificate or certificates representing shares of Xacord Common Stock issued in exchange therefore shall be entitled to receive (i) at the time of surrender, the amount of any dividends or other distributions (net of any applicable tax withholdings) having a record date after the Effective Time and a payment date prior to the surrender date, and (ii) at the appropriate payment date, the amount of dividends or other distributions (net of any applicable tax withholdings) having a record date after the Effective Time and a payment date subsequent to the surrender date, in each case, payable in respect of such shares of Xacord Common Stock. No interest shall be payable in respect of the payment of dividends or distributions pursuant to the immediately preceding sentence.

         (b) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in a form reasonably satisfactory to Xacord as indemnity against any claim that may be made against Xacord with respect to such Certificate, Xacord will issue the certificate or certificates representing shares of Xacord Common Stock and any cash, dividends and other distributions in respect thereof issuable and/or payable in exchange for such lost, stolen or destroyed Certificate pursuant to this Article II.

     Section 2.6 Transfer Books. The stock transfer books of Empire shall be closed at the Effective Time and no transfer of any Empire Shares will thereafter be recorded on any of such stock transfer books. In the event of the transfer of ownership of any Empire Shares that are not registered in the stock transfer records of Empire at the Effective Time, a certificate or certificates representing the number of shares of Xacord Common Stock into which such Empire Shares shall have been converted in the Merger shall be issued to the transferee, and a cash payment in respect of dividends or distributions owing, if any, in accordance with Section 2.5(a), but in each case, only if the certificate or certificates which immediately prior to the Effective Time represented such Empire Shares are surrendered as provided in Section 2.5 accompanied by all documents required to evidence and effect such transfer and by evidence of the prior payment of any applicable stock transfer taxes.

     Section 2.7 Appraisa1 Rights. Notwithstanding any provision of this Agreement to the contrary, any holder of Empire Shares who has demanded and perfected such holder's right to dissent from the Merger and to be paid the fair value of such shares in accordance with Sections 92A.300 to 92A.500 of the NRS and, as of the Effective Time, or such other time as provided by Xacord/Empire Merger Agreement 5 law or notice by Empire, and has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), will not be converted into or represent a right to receive Xacord Common Stock into which Empire Common Stock are converted as pursuant to Section 3(b) hereof, but the holder thereof will be entitled only to such rights as are granted by Section 92A.300 to 92A.500 of the Nevada Act. Prior to the Effective Time, Empire will give Xacord prompt written notice of any notice of intent to demand fair value for any Empire Common Stock, withdrawals of such notices, and any other instruments served pursuant to the NRS and received by the Empire.

     Section 2.8 Restricted Securities. The parties acknowledge and agree that there is only a limited market through the facilities of the National Quotation Bureau for the Xacord Common Stock, that the offers and issuance of shares of Xacord Common Stock under this Agreement has not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws and that such offer and issuance are being made in reliance upon exemptions from the registration all shares of Xacord Common Stock issued in connection with the Merger will be "restricted securities," as that term is defined in Rule 144 promulgated under the Securities Act, and all certificates representing shares of Xacord Common Stock will bear the following legend or other legend substantially similar:

     "THESE SECUTRITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "ACT"), HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON THE EXEMPTION SET FORTH IN SECTION 4(2) OF THE ACT AND UPON REGULATION D PROMULGATED THEREUNDER AND HAVE BEEN SOLD AS "RESTRICTED SECURITIES" AS SUCH ARE DEFINED UNDER THE ACT. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT UPON DELIVERY TO THE CORPORATION ON THE OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH TRANSFER WOULD NOT BE IN VIOLATION OF THE ACT, APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER."

     Section 2.9 Assumed Obligations. At the Closing, Xacord shall agree to assume the obligations set forth in Schedule 2.9, as well as any liabilities or obligations set forth in certain `Subscription Agreements' entered into by Empire in connection with the sale of its securities.

                                  ARTICLE III
                                  -----------
                REPRESENTATIONS AND WARRANTIES OF XACORD AND SUB
                ------------------------------------------------

     Xacord and Sub hereby represent and warrant, as of the date hereof and as of the Closing Date, to Empire as follows:

     Section 3.1 Organization and Standing of Xacord. Xacord is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary except where the failure to qualify will not have an "Xacord Material Adverse Effect", as hereinafter defined. Except for the Sub, Xacord has no Subsidiaries and no interest in any other corporation, partnership, joint venture or other entity.

     Section 3.2 Capitalization. The authorized capital stock of Xacord consists of 700,000,000 shares of common stock, par value $.0001 and 5,000,000 shares of preferred stock, $.0001 par value of which 100 shares have been designated Series I Preferred Stock. As of the effective date of the Pre-Merger Amendment, prior to any reverse split, there will be approximately 232,713 shares of common stock (prior to giving effect to rounding up in connection with reverse splits) and 100 shares of Preferred stock are issued and outstanding, such subject to slight variation to reflect rounding, confirmation or correction. All issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and nonassessable, and were not issued in violation of any "Laws", as hereinafter defined, or the preemptive rights of any Person. The Xacord Shares to be issued pursuant to this Agreement when issued in accordance with the terms of this Agreement, and such additional shares of Xacord Common Stock to be issued pursuant to the "Note Conversion", as hereinafter described in Section 9.1, will be duly authorized, validly issued, fully paid and non-assessable, and will not be issued in violation of any Laws or the pre-emptive rights of any Person. Except as provided herein, there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements (including shareholder agreements), of any kind relating to shares of Xacord Common Stock, or any other security of Xacord and there are no authorized or outstanding securities convertible into or exchangeable for any such Xacord Common Stock or other security of Xacord.

     Section 3.3 Non-Reporting Company. Neither Xacord nor Sub is a reporting company under the rules and regulations of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Section 3.4 Authorization: Validity. Each of Xacord and Sub has the necessary corporate power to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Xacord and Sub of this Agreement, the performance by Xacord and Sub of their respective obligations hereunder and the consummation by Xacord and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Xacord and Sub, respectively. This Agreement has been duly executed and delivered by Xacord and Sub and, assuming the due authorization, execution and delivery by Empire hereof, constitutes a valid and binding obligation of Xacord and Sub enforceable against each in accordance with the terms hereof, subject to the "Enforceability Exceptions", as hereinafter defined.

     Section 3.5 No Conflict: Required Filings and Consents. (a) The execution and delivery by Xacord and Sub of this Agreement does not, and the performance by Xacord and Sub of their respective obligations hereunder and the consummation by Xacord and Sub of the transactions contemplated hereby, will not: (i) violate or conflict with the certificate of incorporation or by-laws of Xacord; (ii) subject to obtaining or making the notices, reports, filings, waivers, consents, approvals or authorizations referred to in Section 3.5(b), conflict with or violate any law, regulation, court order, judgment or decree applicable to Xacord or any of its `Subsidiaries', as hereinafter defined, or by which any of their respective assets or property is bound or subject; and/or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, cancellation, vesting, modification, alteration or acceleration of any obligation under, or result in the creation of a lien, claim or encumbrance on any of the properties or assets of Xacord pursuant to, or result in the loss of any benefit under (including an increase in the price paid by, or cost to, Xacord), or require the consent of any other party to, or result in any obligation on the part of Xacord to repurchase (with respect to a bond or a note), any agreement, contract, instrument, bond, note, indenture, permit, license or franchise to which Xacord is a party or by which Xacord, any of its Subsidiaries or any of their respective assets or properties are bound or subject.

         (b) Except for the filing of a Articles of Merger to be executed by Sub with respect to the Merger as required by the NRS or any filings required pursuant to any state securities, "blue sky" or takeover laws, Xacord is not required to submit any notice, report or other filing with any governmental entity in connection with the execution, delivery, performance or consummation of this Agreement or the Merger. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any governmental entity is required to be obtained by Xacord in connection with the execution, delivery, performance or consummation by it of this Agreement or any agreement or instrument or other document contemplated hereby or the transactions contemplated hereby or thereby.

     Section 3.6 Full Disclosure. None of representations and warranties made by Xacord and/or Sub, contains any untrue statement of a material fact, or omits any material fact the omission of which would be misleading under the circumstances by which it was made.

     Section 3.7 Contract and Leases; Liabilities; Properties; Employees. Xacord except as set forth in Schedule 3.7 (i) has no assets; (ii) conducts no business; (iii) is not a party to any contract, agreement or lease; (iv) has no liabilities (absolute, accrued, contingent or otherwise); (v) owns no property (real, personal or otherwise); or (vi) has no employees. No Person holds a power of attorney from Xacord.

     Section 3.8 Compliance with Laws. To the best of its knowledge, Xacord has substantially complied with, and is not in material violation of any federal, state, or local statute, law, rule and/or regulation.

     Section 3.9 Litigation. Xacord is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of Xacord, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Xacord. Xacord is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency or instrumentality.

     Section 3.10 Delivery of Documents; Corporate Records. Empire has heretofore received true, correct and complete copies of all documents, instruments, agreements and records referred to in Article 3 of this Agreement and copies of the minute and stock record books of Xacord The minute and stock record books of Xacord, in all material respects, contain true, correct and complete copies of the records of all meetings and consents in lieu of meetings of Xacord's Board of Directors (and all committees thereof) and the shareholders since date of incorporation.

     Section 3.11 Validity of Documents. All minutes, consents or other documents pertaining to Xacord and Sub to be delivered at or prior to closing shall be valid and in accordance with the applicable state law.

     Section 3.12 Title to Shares. Except to any transferability restriction as required as under this Agreement and/or imposed under applicable securities laws, the Xacord Shares to be issued pursuant to this Agreement will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind.

     Section 3.13 Board Action: Required Vote. (a) Each of Xacord's and Sub's Board of Directors has unanimously adopted (and not withdrawn) a resolution approving this Agreement, and the transactions contemplated hereby.

         (b) Xacord, acting as the sole stockholder of Sub, by unanimous written consent, has voted all of the outstanding shares of Sub Common Stock in favor of approving this Agreement.

         (c) The Pre-Merger Amendment has been approved by the Board of Directors of Xacord and its shareholders.

         (d) The votes taken by Xacord referred to in paragraph (b) are the only votes required by holders of any class or series of Xacord or Sub capital stock required to approve this Agreement and the transactions contemplated hereby.

     Section 3.14 Brokers. There is no broker, finder or investment banker or other Person entitled to any brokerage, finder's, investment banking or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Xacord or any "Subsidiary", as hereinafter defined, thereof.

     Section 3.15 Taxes. (a) All Tax Returns, as hereinafter defined, required to be filed by Xacord or its Subsidiaries on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time have been or will be prepared in good faith and timely filed with the appropriate Governmental Entity on or prior to the Effective Time or by the due date thereof including extensions.

         (b) All "Taxes", as hereinafter defined, that are required to be paid have been or will be fully paid.

         (c) Xacord has not waived any statute of limitations with respect to federal and state income Taxes or agreed to any extension of time with respect to federal income or state Tax assessment or deficiency.

         (d) As of the date hereof, there are not pending or, to the knowledge of Xacord, threatened any audits, examinations, investigations or other proceedings in respect of matters of Tax that (i) were raised by any taxing authority in a written communication to Xacord or any thereof; and (ii) would, if determined adversely to Xacord, individually or in the aggregate, reasonably be expected to have an Xacord Material Adverse Effect.

         (e) Xacord has made available to Empire true and correct copies of the United States federal income and all material state income or franchise Tax Returns filed by Xacord and its Subsidiaries for each of its fiscal years ended 2003, 2004 and 2005.

     Section 3.16 No Other Agreements to Sell. Except pursuant to this Agreement, neither Xacord nor any Subsidiary thereof has any obligation, absolute or contingent, legally binding or otherwise to any other `Person', as hereinafter defined, to sell any portion of its assets, to sell any portion of its capital stock or other ownership interests or to effect any merger, consolidation or other reorganization of itself or to enter into any agreement with respect thereto.

     Section 3.17 Prior Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

     Section 3.18 Xacord Shareholders. Xacord has delivered to Empire a shareholder list prepared by its transfer agent, which, to Xacord's knowledge, is a complete and accurate undated list setting forth the following information with respect to each Person who is a record holder of any Xacord Shares: (a) such Person's name; and (b) the number of Xacord Shares held by such Person.

                                   ARTICLE IV
                                   ----------
                    REPRESENTATIONS AND WARRANTIES OF EMPIRE
                    ----------------------------------------

     Except as set forth in any schedule or the Offering Documents, Empire hereby represents and warrants, as of the date hereof and as of the Closing Date, to Xacord and Sub as follows:

     Section 4.1 Organization. Empire is a corporation or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with all requisite corporate or other organizational power to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the character of its properties owned, operated or leased or the nature of its business or activities makes such qualification necessary, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a `Empire Material Adverse Effect', as hereinafter defined.

     Section 4.2 Capital. The authorized capital stock of Empire consists of 100,000,000 shares, all of which shares are designated as common stock, with a par value of $.001 per share. There are 27,705,000 shares of Empire Common Stock issued and outstanding, including the Additional Shares. All such outstanding shares are, as of the date hereof, and at the Effective Date, fully paid and non-assessable, free of all liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. As of the date hereof, there were 6,500,000 Empire Warrants at a strike price of $0.50.

     Section 4.3 Authorization: Validity. The Board of Directors of Empire has determined that the Merger is advisable and in the best interests of the stockholders of Empire and, shall recommend that Empire's stockholders vote to approve and adopt this Agreement. Empire has the necessary corporate power to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, except that this Agreement is subject to adoption by Empire's stockholders, and to the certification of such adoption by the Secretary or Assistant Secretary of Empire, as required by NRS. The execution and delivery of this Agreement by Empire, the performance by Empire of its obligations hereunder and the consummation by Empire of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Empire, except that this Agreement is subject to adoption by Empire's stockholders and the certification of such adoption by the Secretary or Assistant Secretary of Empire, as required by of the NRS. This Agreement has been duly executed and delivered by Empire and, assuming the due authorization, execution and delivery by Xacord and Sub hereof, constitutes a valid and binding obligation of Empire enforceable against it in accordance with the terms hereof, subject to the Enforceability Exceptions.

     Section 4.4 No Conflict: Required Filings and Consents. (a) The execution and delivery by Empire of this Agreement does not, and the performance by Empire of its obligations hereunder and the consummation by Empire of the transactions contemplated hereby will not: (i) subject to the adoption of this Agreement by Empire's stockholders, violate or conflict with the Articles of Incorporation or by-laws of Empire; (ii) subject to obtaining or making the notices, reports, filings, waivers, consents, approvals or authorizations referred to in Section 4.4(b) below, conflict with or violate any law, regulation, court order, judgment or decree applicable to Empire or by which any of its assets or property is bound or subject; (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, cancellation, vesting, modification, alteration or acceleration of any obligation under, or result in the creation of a lien, claim or encumbrance on any of the properties or assets of Empire pursuant to, or result in the loss of any benefit under (including an increase in the price paid by, or cost to, Empire), or require the consent of any other party to, or result in any obligation on the part of Empire to repurchase (with respect to a bond or a note), any agreement, contract, instrument, bond, note, indenture, permit, license or franchise to which Empire is a party or by which Empire or any of its respective assets or properties are bound or subject.

         (b) Except for the filing of a Articles of Merger with respect to the Merger as required by the NRS or any filings required pursuant to any state securities, "blue sky" or takeover laws, Empire is not required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery, performance or consummation of this Agreement or the Merger. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any Governmental Entity is required to be obtained by Empire in connection with the execution, delivery, performance or consummation by it of this Agreement or any agreement or instrument or other document contemplated hereby or the transactions contemplated hereby or thereby.

     Section 4.5 Full Disclosure. None of representations and warranties made by Empire contains any untrue statement of a material fact, or omits any material fact the omission of which would be misleading under the circumstances by which it was made.

     Section 4.6 Delivery of Documents; Corporate Records. Xacord has heretofore received true, correct and complete copies of all documents, instruments, agreements and records referred to in Article 4 of this Agreement and copies of the minute and stock record books of Empire. The minute and stock record books of each of Empire, in all material respects, contain true, correct and complete copies of the records of all meetings and consents in lieu of meetings of Empire's Board of Directors (and all committees thereof) and the shareholders since date of incorporation. All minutes, consents or other documents pertaining to Empire to be delivered at or prior to closing shall be valid and in accordance with the NRS.

     Section 4.7 Material Contracts. (a) Schedule 4.7 sets forth a true, complete and correct list of every material contract currently in effect to which Empire is a party (the "Empire Contract(s)") provided some material contracts may be listed in the Empire Financial Statements that are not set forth in such Schedule. Empire has heretofore made available true, complete and correct copies of all Empire Material Contracts to Xacord.

         (b) Each of the Empire Material Contracts is in full force and effect and there is not now and there has not been claimed or alleged by any Person with respect to any Empire Material Contract, any existing default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of Empire or on the part of any other party thereto; no consent from, or notice to, any Person is required in order to maintain in full force and effect any of the Empire Material Contracts, other than such consents that have been obtained and are in full force and effect and such notices that have been duly given and, in each case copies of such consents and notices have been delivered to Xacord.

     Section 4.8 Board Action: Required Vote. (a) Empire's Board of Directors has unanimously adopted a resolution approving this Agreement and the transactions contemplated hereby, declaring their advisability and recommending to the stockholders of Empire that they vote in favor of approving this Agreement.

         (b) The affirmative vote of the holders of a majority of the shares of Empire Common Stock entitled to vote on the approval of this Agreement is the only vote of the holders of any class or series of Empire's capital stock required to approve this Agreement and the transactions contemplated hereby.

     Section 4.9 Financial Statements. (a) Empire shall deliver to Xacord under separate cover the audited balance sheet of Empire as at September 30,2006 (the "Empire Balance Sheet"), together with the related audited statement of income for the months March 1, 2006 through September 30, 2006 together with other financial statements for such period and related notes (the "Empire Financial Statements").

         (b) The Empire Financial Statements will be prepared by Empire in accordance with "GAAP", as hereinafter defined, and will be derived from, and agree with the books and records of Empire, as well as fairly presenting the financial position of Empire as of the date thereof and the results of operations of Empire for the period set forth therein. The Empire Financial Statements will be audited as of the dates and for the periods involved.

     Section 4.10 Operation of Business. (a) Since the date of the Empire Balance Sheet, Empire and has continued to operate its business in a manner and system of operation employed immediately prior to the date of the Empire Balance Sheet.

         (b) Except as specifically contemplated by this Agreement or as set forth in Schedule 4.10 since the date of the Empire Balance Sheet has not: (i) incurred any liabilities, except in the ordinary course of business consistent with past practice; (ii) paid any obligation or liability, or discharged or satisfied any Encumbrance other than those securing current liabilities, in each case in the ordinary course of business; (iii) mortgaged, pledged or subjected to any Encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (iv) sold, transferred or leased any of its assets except the sale of inventory in the ordinary course of business; (v) suffered any material physical damage, destruction or loss (whether or not covered by insurance) affecting its properties, business or prospects; (vi) entered into any transaction other than in the ordinary course of business (ix) made any acquisition or disposition of any assets or become involved in any other material transaction, (x) increased the compensation payable, or to become payable, to any of its directors or employees or increased the scope or nature of any fringe benefits provided for its employees or directors; (xi) made any capital investment in, any loan to or any acquisition of the securities or assets of any other Person; (xii) canceled, compromised, waived or released any material right or claim; (xiii) made any change in employment terms for any of its officers or employees; (xvi) agreed or committed, whether in writing or otherwise, to do any of the foregoing other than pursuant to this Agreement and the transactions contemplated hereby and thereby. In addition, since the date of the Empire Balance Sheet has accelerated, terminated, modified or canceled any material agreement, contract, lease or license to which it is a party or by which it or its assets are bound.

         (c) Since the date of the Empire Balance Sheet, no event, condition or circumstance (including an event, condition or circumstance that has a general adverse effect on the economy as a whole) has occurred that could, or could be reasonably likely to, have an Empire Material Adverse Effect.

     Section 4.11 Real Property. (a) Other than rights reflected in those material agreements delineated in/on Schedule 4.7, Empire does not own any real property.

     Section 4.12 No Undisclosed Liabilities. Empire has no liabilities (whether accrued, contingent, known, or otherwise) other than those that (i) are set forth or reserved against on the Empire Balance Sheet; or (ii) were incurred in the ordinary course of business after the date of the Empire Balance Sheet.

     Section 4.13 Taxes. (a) All Tax Returns required to be filed by Empire or its on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time have been or will be prepared in good faith and timely filed with the appropriate Governmental Entity on or prior to the Effective Time or by the due date thereof including extensions.

         (b) All Taxes that are required to be paid have been or will be fully paid.

     Section 4.14 Litigation. Empire is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of Empire, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Empire. Empire is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

     Section 4.15 Brokers. There is no broker, finder or investment banker or other Person entitled to any brokerage, finder's, investment banking or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Empire.

     Section 4.16 Compliance With Law. Empire materially complies with material Laws applicable to it.

     Section 4.17 Empire Shareholders. Empire on or before the Effective Date shall deliver to Xacord a complete and accurate list setting forth the following information with respect to each Person who is a holder of any Empire Shares or Empire Warrants: (a) such Person's name; and (b) the number of Empire Shares held by such Person; and/or (iii) the number, type and material terms of the Empire Warrants held by such Person.


                                   ARTICLE V
                                   ---------
                           CONDUCT PENDING THE MERGER
                           --------------------------

     Section 5.1 Stockholder Approval. Empire shall seek to secure from the stockholders of Empire such approval pursuant to the written consent of the holders of such number of shares as may be permitted by the NRS for the approval of a transaction of the type provided for herein, and shall further promptly comply with such notice requirements to the remaining shareholders.

     Section 5.2 Operations of Xacord. (a) Xacord covenants for itself and its Subsidiaries, that, after the date hereof and prior to the Effective Time (unless Empire shall otherwise approve in writing or required by applicable law) Xacord shall not:

              (i) conduct any business;

              (ii) except as expressly contemplated by Pre-Merger Amendment and this Agreement, it shall not (A) amend its certificate of incorporation or bylaws, or adopt any stockholders' rights plan or enter into any agreement with any of its stockholders in their capacity as such, (B) split, combine, subdivide or reclassify its outstanding shares of capital stock of Xacord or its Subsidiaries, (C) declare, set aside, make or pay any dividend or distribution payable in cash, stock or property in respect of any of capital stock of Xacord, or, (D) repurchase, redeem or otherwise acquire to purchase, redeem or otherwise acquire, any shares of capital stock of Xacord;

              (iii) take or fail to take any action that would (A) prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code, or (B) cause any of its representations and warranties herein to become inaccurate or misleading in any material respect;

              (iv) except as expressly contemplated by this Agreement issue, deliver, sell or encumber shares of any class of its capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares;

              (v) acquire or make any investment in any business or other Person, whether by merger, consolidation, purchase of property or assets or otherwise; and/or,

              (vi) enter into any commitments or agreements to do any business or other Person, whether by merger, consolidation, purchase of property or assets or otherwise;

         (b) From the date hereof through the Closing Date, Xacord shall promptly notify Empire of any investigations of which Xacord has knowledge or any claims which, after the date hereof, are commenced or threatened against Xacord, thereof or any of the properties or assets of Xacord, or any officer, director or employee of Xacord arising out of or relating to the affairs or conduct of the business of Xacord.

         (c) Empire and its employees, independent accountants, attorneys, agents and authorized representatives shall have reasonable opportunity and access during normal business hours to the plants, properties, documents, files, books and records of Xacord, and shall be provided with such information as to the business, properties and assets of Xacord as Empire may from time to time reasonably request to update Empire with respect to events occurring after the date hereof.

     Section 5.3 Operations of Empire. (a) Empire covenants as to itself that, after the date hereof and prior to the Effective Time (unless Xacord shall otherwise approve in writing or required by applicable law) Empire shall not:

              (i) conduct business except as set forth in the Offering
Documents;

              (ii) except as expressly contemplated by this Agreement, (A) amend its Articles of Incorporation or by-laws, or adopt any stockholders' rights plan or enter into any agreement with any of its stockholders in their capacity as such, (B) split, combine, subdivide or reclassify its outstanding shares of capital stock, (C) declare, set aside, make or pay any dividend or distribution payable in cash, stock or property in respect of any of its capital stock or,
(D) repurchase, redeem or otherwise acquire to purchase, redeem or otherwise acquire, any shares of Empire Common Stock;

              (iii) take or fail to take any action that would (A) prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code, or (B) cause any of its representations and warranties herein to become inaccurate or misleading in any material respect;

              (iv) (A) other than in the ordinary course of business consistent with past practice or the Offering Documents, (A) enter into, adopt or amend any agreement or other arrangement, (B) enter into, adopt or amend any employee benefit plan or employment or consulting agreement, or (C) make any wage or salary increase or bonus, or increase in any other direct or indirect compensation for or to any employee, officer, director, consultant or agent;

              (v) except as expressly contemplated by this Agreement or its private placement, neither Empire shall not issue, deliver, sell or encumber shares of any class of its capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares;

              (vi) Empire shall not acquire or make any investment in any business or other Person, whether by merger, consolidation, purchase of property or assets or otherwise; and/or,

              (vii) Empire shall not enter into any commitments or agreements to do any investment in any business or other Person, whether by merger, consolidation, purchase of property or assets or otherwise.

         (b) From the date hereof through the Closing Date, Empire shall promptly notify Xacord of any investigations of which Empire has knowledge or any claims which, after the date hereof, are commenced or threatened against Empire, thereof or any of the properties or assets of Empire, or any officer, director or employee of Empire, arising out of or relating to the affairs or conduct of the business of Empire.

         (c) Empire and its employees, independent accountants, attorneys, agents and authorized representatives shall have reasonable opportunity and access during normal business hours to the plants, properties, documents, files, books and records of Empire, and shall be provided with such information as to the business, properties and assets of Empire as Xacord may from time to time reasonably request to update Xacord with respect to events occurring after the date hereof.


                                   ARTICLE VI
                                   ----------
                              ADDITIONAL AGREEMENTS
                              ---------------------

     Section 6.1 Publicity. No Party shall issue any press release or otherwise make any public statements with respect to the Merger without the prior consent of the other Party (for which purpose Xacord, Empire and Sub shall each be considered a single Party).

     Section 6.2 Further Actions. Each of the Parties shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, use its reasonable best efforts: (a) to perform such further acts and execute such documents as may be reasonably required to: (i) effect the transactions contemplated hereby, (ii) obtain in a timely manner all necessary waivers, consents and approvals, and
(iii) effect all necessary registrations and filings; and, (b) to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger.

     Section 6.3 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, shall be paid by the Party incurring such expenses.

     Section 6.4 Notification of Certain Matters. Each Party shall give prompt notice to the other Party(ies) of the following:

         (a) the occurrence or nonoccurrence of any event whose occurrence or non-occurrence is reasonably expected to cause not to be satisfied any of the conditions precedent set forth in Article VII; and,

         (b) the status of matters relating to the completion of the Merger, including promptly furnishing the other Party with copies of notices or other communications received by such notifying Party from any third party and/or Governmental Entity with respect to this Agreement or the transactions contemplated hereby, including the Merger.

     Section 6.5 Review of Information. Subject to applicable laws relating to the exchange of information, each Party shall have the right to review in advance, and to the extent practicable, each will consult with the other about all information relating to that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable.

     Section 6.6 Indemnification. From and after the Effective Time, Xacord shall, or shall cause the Surviving Corporation to, defend, indemnify and hold harmless each present and former director and officer of Empire (to the extent such Person is or was acting in such capacity) (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, for acts or omissions existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the NRS or other applicable law. The provisions of this Section 6.6 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     Section 6.7 Intentionally omitted.

     Section 6.8 Tax-Free Reorganization. Each of the Parties will use its reasonable best efforts to cause the Merger to qualify as a tax-free "reorganization" under Section 368 of the Code.

     Section 6.9 Compensation Contracts. Xacord shall assume and honor the obligations of Empire under all employment, severance, consulting and other compensation contracts, arrangements, commitments or understandings in accordance with their terms as set forth in Schedule 2.9.

     Section 6.10 Regulation D. From and after the Effective Time, Xacord shall comply with the requirements of Regulation D under the Securities Act and state securities laws.

                                  ARTICLE VII
                                  -----------
                            CONDITIONS TO THE MERGER
                            ------------------------

     Section 7.1 Conditions to the Obligations of the Parties to Consummate the Merger. The respective obligation of each Party to consummate the Merger shall be subject to the satisfaction of each of the following conditions:

         (a) No order, decree or injunction shall have been entered or issued by any Governmental Entity which shall be in effect and shall have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. Each Party agrees that, in the event that any such order, decree or injunction shall be entered or issued, it shall use its reasonable best efforts to cause the same to be lifted or vacated.

     Section 7.2 Additional Conditions to the Obligations of Xacord and Sub. The obligations of Xacord and Sub to consummate the Merger shall also be subject to the satisfaction or waiver of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Empire contained in this Agreement (without giving effect in any such representation or warranty to any materiality or the Empire Material Adverse Effect standard, qualification or exception contained therein) shall be true at and as of the Closing Date with the same effect as though made at and as of such time (except for representations and warranties which speak as of a different date, which shall be true as of such date).

         (b) Agreements and Covenants. Empire shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

         (c) Consents. Empire shall have obtained all consents, approvals, releases or authorizations from, and Empire shall have made all filings and registrations to or with, any Person, including without limitation any Governmental Entity, necessary to be obtained or made by Empire in order for Empire to consummate the Merger, unless the failure to obtain any of such consents, approvals, releases or authorizations or make any such filings or registrations would not, individually or in the aggregate, reasonably be expected to have a Empire Material Adverse Effect.

         (d) No Material Adverse Change. Since the date of this Agreement, no change or circumstance resulting in an Empire Material Adverse Effect shall have occurred.

         (e) Stockholder Adoption/Approval. The requisite holders of the stock of Empire shall have voted to adopt this Agreement in accordance with the NRS and such adoption shall have been certified by the Secretary or Assistant Secretary of Empire in accordance with the applicable provisions of the NRS.

     Section 7.3 Additional Conditions to the Obligations of Empire. The obligations of Empire to consummate the Merger shall also be subject to the satisfaction or waiver of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Xacord and Sub contained in this Agreement (without giving effect in any such representation or warranty to any materiality or Xacord Material Adverse Effect standard qualification or exception contained therein) shall be true at and as of the Closing Date with the same effect as though made at and as of such time.

         (b) Agreements and Covenants. Each of Xacord and Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

         (c) Consents. Xacord and Sub shall have obtained all consents, approvals, releases or authorizations from, and Xacord and Sub shall have made all filings and registrations to or with, any Person, including without limitation any Governmental Entity, necessary to be obtained or made by Xacord and Sub in order for Xacord and Sub to consummate the Merger, unless the failure to obtain any such consents, approvals, releases or authorizations or make any such filings or registrations would not, individually or in the aggregate, be reasonably expected to have a Xacord Material Adverse Effect.

         (d) No Material Adverse Change. Since the date of this Agreement, no change or circumstance resulting in Xacord Material Adverse Effect shall have occurred.

                                  ARTICLE VIII
                                  ------------
                            TERMINATION AND AMENDMENT
                            -------------------------

     Section 8.1 Termination. This Agreement may be terminated at any time before the Effective Time (except as otherwise provided) as follows:

         (a) by mutual written consent of Xacord and Empire;

         (b) by either Xacord or Empire, if the Effective Time shall not have occurred on or before February 20, 2007 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

         (c) by either Xacord or Empire, if a Governmental Entity shall have issued an order, decree or injunction having the effect of making the Merger illegal or permanently prohibiting the consummation of the Merger, and such order, decree or injunction shall have become final and non-appealable (but only if such Party shall have used its reasonable best efforts to cause such order, decree or injunction to be lifted or vacated); and

         (d) by either Xacord or Empire, if (x) there shall have been a material breach by the other Party of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(a) or
(b) (in the case of a breach by Empire) or Section 7.3(a) or (b) (in the case of a breach by Xacord or Sub), and (y) such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured immediately upon the receipt by the Party alleged to be in breach of written notice thereof.

     Section 8.2 Effect of Termination and Abandonment. In the event of the termination of this Agreement pursuant to this Article VIII, this Agreement shall become void and of no effect with no liability on the part of any Party (or of any of its Representatives); provided, however, that (i) no such termination shall relieve any Party from any liability for damages resulting from any willful and intentional breach of this Agreement, and (ii) this Article VIII, Sections shall survive such termination.

     Section 8.3 Amendment. This Agreement may be amended at any time before the Effective Time but only pursuant to a writing executed and delivered by Xacord, Sub and Empire.

                                   ARTICLE IX
                                   ----------
                                  POST CLOSING
                                  ------------

     Section 9.1 Note. On or prior to the ninetieth day after the Effective Date Xacord shall cause satisfaction of the balance due under the Promissory Note dated February 14, 2001 between Xacord (then known as ObjectSoft Corp.), as Maker, and Jay N. Goldberg, as Holder, and subsequently assigned ("Note"). Xacord shall satisfy the Note with a combination of cash and Xacord common stock.

                                    ARTICLE X
                                    ---------
                               GENERAL PROVISIONS
                               ------------------

     Section 10.1 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements shall survive the Effective Date.

     Section 10.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the applicable Party at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

     (a) if to Empire:            Empire Gold Corp.
                                  410 Park Avenue, 15th Floor
                                  New York, New York 10022
                                  Attn.: President

     (b) if to Xacord or Sub:     Empire Minerals Corp. and
                                  Xacord Acquisitions Sub Corp.
                                  400 Rella Blvd.
                                  Montebello New York 10901
                                  Attn.: President

     Section 10.3 Certain Definitions: Interpretation. (a) For purposes of this Agreement, the following terms shall have the following meanings:

         "Empire Material Adverse Effect" means any material adverse change in or material adverse effect (x) on the business, results of operations, financial condition or prospects of Empire (or its successor), or (y) that will prevent or materially impair Empire's ability to consummate the Merger; provided, however, that a Empire Material Adverse Effect shall not include changes or effects (1) relating to macroeconomic conditions or financial markets in general or (2) resulting from actions required to be taken by the terms of this Agreement.

         "Xacord Material Adverse Effect" means (x) a material change in liability or (y) that will prevent or materially impair Xacord's or Sub's ability to consummate the Merger or the issuance by Xacord of shares of Xacord Common Stock in accordance with the terms hereof; provided, however, that a Xacord Material Adverse Effect shall not include changes or effects (1) relating to macroeconomic conditions or financial markets in general or (2) resulting from actions required to be taken by the terms of this Agreement.

         "C(c)ontract" shall mean any agreement, contract, license, indenture, lease, mortgage, license, plan, arrangement, commitment or instrument including any note or other debt instrument (whether written or oral).

         "C(c)onsents" shall refer to the consents or approval of any third party including any governmental agency or registered securities association required in connection with the Merger.

         "Enforceability Exceptions" shall mean the extent to which enforceability of an obligation may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

         "GAAP" shall refer to generally accepted accounting principles as applicable in the United States.

         "Governmental Entity" shall mean branches, departments and agencies (and subunits theref) of the federal, state and local government created by federal or state statutes, federal or state executive orders, or local ordinances or resolutions.

         "K(k)nowledge" shall mean with respect to a party's awareness of the presence or absence of a fact, event or condition (a) actual knowledge plus, if different, (b) the knowledge that would be obtained if such party conducted itself faithfully and exercised a sound discretion in the management of his own affairs.

         "L(l)aws" shall mean all laws, common laws, rules, regulations, ordinances, codes, judgments, injunctions, orders, decrees, permits, policies and other requirements of the United States and other jurisdictions to which a party, is subject, including all foreign and local governments and all agencies and instrumentalities thereof, including any administrative agencies or administrative body created by any such government.

         "L(l)iabilities" shall mean any indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement including the notes thereto.

         "L(l)ien" means any mortgage, pledge, lien, encumbrance, charge, adverse claim or restriction of any kind affecting title or resulting in an encumbrance against property, real or personal, tangible or intangible, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any third party option or other agreement to sell and any filing of or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

         "Offering Document(s)" shall have the meaning set forth the `Subscription Agreements' referred to in Section 2.9 hereof.

         "P(p)erson(s)" means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Securities Exchange Act of 1934, as amended).

         "Subsidiary(ies)" of a Person means any corporation or other legal entity (A) which is directly or indirectly owned or controlled by such Person (either alone or through or together with any other Subsidiary or Subsidiaries), and (B) of which such Person (either alone or through or together with any other Subsidiary or Subsidiaries) (x) is the general partner or managing entity or (y) controls, directly or indirectly, at least a majority of the stock or other equity interests which are generally entitled to be voted by the holders thereof for the election of the board of directors (or others performing similar functions of such corporation or other legal entity).

         "Taxes" shall mean any income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon.

         "Tax Returns" means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a governmental authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

         (b) When a reference is made in this Agreement to Articles, Sections, or Exhibits, such reference is to an Article or a Section of, or an Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be understood to be followed by the words "without limitation."

     Section 10.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible such that the transactions contemplated hereby are fulfilled to the maximum extent possible.

     Section 10.6 Entire Agreement: No Third-Party Beneficiaries. This Agreement, together with the Exhibits and Schedules, constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except for Section 6.6 (Indemnification) does not, and is not intended to, confer upon any Person other than the parties hereto any rights of remedies hereunder.

     Section 10.7 Assignment. This Agreement shall not be assigned by any Party by operation of law or otherwise without the express written consent of each of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

     Section 10.8 Governing Law. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING LAWS RELATING TO THE VALIDITY, INTERPRETATION AND EFFECT OF THIS AGREEMENT, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF DELAWARE AND/OR THE STATE OF NEVADA SHALL SPECIFICALLY AND MANDATORILY APPLY TO THE MERGER AND THE RIGHTS OF STOCKHOLDERS INCIDENTAL THERETO.

         (b) EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATES OF NEW YORK AND THE COURTS OF THE UNITED Xacord/Empire Merger Agreement 22 STATES OF AMERICA

LOCATED IN THE STATE OF NEW YORK, SUCH EITHER IN THE COUNTY OF NEW YORK OR ROCKLAND, AND/OR THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK, RESPECTIVELY, FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER OR ANY OF THE OTHER TRANSACTION CONTEMPLATED HEREBY. EACH PARTY AGREES NOT TO COMMENCE ANY LITIGATION RELATING HERETO EXCEPT IN SUCH COURTS REFERENCED ABOVE, AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN SECTION 10.2 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE IN THE ABOVE REFERENCED COURTS.

         (c) EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREBY.

     Section 10.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.





                     [SIGNATURE PAGE TO FOLLOW IMMEDIATELY]

     IN WITNESS WHEREOF, the parties hereto have executed this instrument the date first above written.

                           EMPIRE MINERALS CORP.
                           (formerly named XACORD CORP.)


                           By: /s/ Diego Roca
                               --------------------------
                           Name: Diego Roca
                           Title: President


                           XACORD ACQUISTIONS SUB CORP.


                           By: /s/ Diego Roca
                               --------------------------
                           Name: Diego Roca
                           Title: President


                           EMPIRE GOLD CORP.


                           By: /s/ Pinchas Althaus
                              --------------------------
                              Name: Pinchas Althaus
                              Title: Chief Executive Officer

                                WAIVER AGREEMENT


     WAIVER AGREEMENT, dated as of February 20, 2007 (this "Agreement"), by and among Empire Minerals Corp. (formerly named Xacord Corp.), a Delaware corporation ("Xacord"), Xacord Acquisitions Sub Corp., a Nevada corporation and a wholly-owned subsidiary of Xacord ("Sub") and Empire Gold Corp., a Nevada corporation ("Empire"). Each of Xacord, Sub and Empire is sometimes referred to herein as a "Party," and together they are sometimes referred to herein as the "Parties."

                                  WITNESSETH:
                                  -----------

     WHEREAS, the Parties have entered into a Merger Agreement, dated as of January 22, 2007 (this "Merger Agreement"), the Agreement, providing amongst other things, that (i) the Sub be merged with and into Empire in accordance with the laws of the State of Nevada and the terms of this Agreement; (ii) Empire will be the surviving corporation and will be a wholly owned subsidiary of Xacord; and.(iii) the shareholders of Empire will receive shares of Xacord (the "Merger").

     WHEREAS, all corporate approvals have been obtained but there are certain items and conditions that may not be fulfilled prior to the Effective Date as defined in the Merger Agreement (`Open Items"), which Open Items the Parties desire to waive or postpone.

     AGREEMENT In consideration of the foregoing and of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

     1. The Parties hereby agree to close the Merger and file the `Articles of Merger' with the Secretary of State of Nevada this day not withstanding the Open Items.

     2. The Parties will use their best efforts to resolve the Open Items as postclosing adjustments/efforts, though the Open Items, and the failure to resolve the same, shall not affect the status of the Merger.




               [Signature(s)/execution(s) on the following page]

     IN WITNESS WHEREOF, the Parties have executed this WAIVER AGREEMENT as of this February 20, 2007.

                           EMPIRE MINERALS CORP.
                           (formerly named XACORD CORP.)


                           By: /s/ Diego Roca
                               --------------------------
                           Name: Diego Roca
                           Title: President


                           XACORD ACQUISTIONS SUB CORP.


                           By: /s/ Diego Roca
                               --------------------------
                           Name: Diego Roca
                           Title: President


                           EMPIRE GOLD CORP.


                           By: /s/ Pinchas Althaus
                              --------------------------
                              Name: Pinchas Althaus
                              Title: Chief Executive Officer